EXHIBIT 10.14

GUARANTEE FEE, INDEMNIFICATION, AND SECURITY AGREEMENT

This GUARANTEE FEE AND INDEMNIFICATION AGREEMENT (as amended from time to time, this "Agreement"), dated as of July __, 2008, is made and entered into by and between GLOBAL DIVERSIFIED INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Nevada (the "GDIV"), GLOBAL MODULAR, INC., a corporation organized and existing under the laws of the State of Nevada (“GMI”), LUTREX ENTERPRISES, INC., a corporation organized and existing under the  laws of the State of California (individually, “LUTREX”, and collectively with GDIV and GMI, the “Companies”), and REBECCA MANANDIC, an individual, and JOSEPH SALMERI, an individual (individually, a  “Guarantor” and collectively, the “Guarantors”).

W I T N E S S E T H:
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WHEREAS, the Companies have obtained, from time to time, certain performance and surety bonds and other third party loans in the aggregate maximum principal amount of up to $10,000,000 Dollars (the "Obligations"); and

WHEREAS, to provide additional credit support to the Bank for the payment of the Obligations, the Guarantors have, from time to time, guaranteed repayment of the Obligations and related Matters (collectively, the “Guarantees”); and

WHEREAS, in consideration of the Guarantors entering into and continuing the Guarantees, GDIV has agreed to issue to the Guarantors the Warrants (as defined below); and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ISSUANCE OF WARRANTS.

Section 1.1                                Issuance of Warrants.  In consideration of the  continuation by the Guarantors of  Guarantees existing as of the date hereof, and in consideration for the Guarantors agreeing to enter into and continue guarantees of performance and surety bonds which may be necessary for the operation of GDIV’s business in the future, GDIV, on even date herewith, shall issue to each Guarantor a common stock purchase warrant certificate, in the form attached hereto as Exhibit A.

ARTICLE II

INDEMNIFICATION AND SECURITY

2.1           Indemnification by Companies. Companies agree to defend, indemnify and hold harmless the Guarantors and shall reimburse the Guarantors for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of the Guarantees.

2.2           Security. To secure the obligation set forth in Section 2.1 above, the Companies, jointly and severally, hereby grant to Guarantors a security interest in all “ Collateral” as defined below.  As used in this Agreement, “Collateral” means all personal property of the Companies, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale, lease, license, or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, including: (i) all goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefore, all parts therefore, and all substitutes for any of the foregoing and all other items used and useful in connection with any Companies’ businesses and all improvements thereto; and (B) all inventory; (ii) all contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the organizational documents, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any of the Companies), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;  (iii) all accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; (iv) all documents, letter-of-credit rights, instruments and chattel paper; (v) all commercial tort claims; (vi) all deposit accounts and all cash (whether or not deposited in such deposit accounts); (vii) all investment property; (viii) all supporting obligations; and (ix) all files, records, books of account, business papers, and computer programs; and (x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

2.3           Procedure. The Guarantors shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 2.1 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Guarantors and the Companies shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld.

ARTICLE III

MISCELLANEOUS

3.1           Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of California wherein the terms of this Agreement were negotiated.

3.2           Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Companies and the Guarantors.

3.3           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4           Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

(a) if to the Companies:	1200 Airport Drive
Chowchilla, CA 93610

with a copy to:	Robert W. Crabtree
Post Office Box 3307
Modesto, CA 95353

(b) if to Manandic:	471 North Gurr
Merced, CA 95341

(c) if to Salmeri:	5972 Phoenician Court
Merced, CA 95340

3.5           Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.5           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Fee and Indemnification Agreement, as of the day and year first above written.

COMPANIES:

GLOBAL DIVERSIFIED INDUSTRIES, INC.

By: _____________________________________
Phillip Hamilton, Chief Executive Officer

GLOBAL MODULAR, INC.

By: _____________________________________

LUTREX INDUSTRIES, INC.

By: _____________________________________

GUARANTORS:

_______________________________________
Rebecca Manandic, an individual

_______________________________________
Joseph Salmeri, an individual